Exhibit 99
PRESS RELEASE

GE Reports 3Q’13 Operating EPS $0.36, Revenues $35.7B
Industrial segment margins +120 basis points
Orders +19%
Record backlog of $229B

3Q 2013 Highlights
•	Operating EPS of $0.36; $0.40 excluding restructuring and other charges
•	U.S. orders +18%, Europe orders +17%, growth market orders +22%
•	Industrial segment profit +11% with strong growth in six of seven Industrial businesses
•	Industrial segment margins +120 bps with strong value gap & cost productivity; no contributing Industrial gains
•	GE Capital earnings +13% with ENI at $385 billion; Tier 1 common ratio under Basel 1 at 11.3%, +116 bps
•	$13.9 billion returned to shareholders YTD
•	Overall framework for 2013 remains unchanged

FAIRFIELD, Conn. – October 18, 2013 – GE [NYSE: GE] announced today third-quarter 2013 operating earnings of $3.7 billion, or $0.36 per share, down 3% and flat respectively from the third quarter of 2012.  Excluding restructuring and other charges, operating EPS was $0.40.  GAAP earnings from continuing operations were $3.3 billion, or $0.32 per share, down 5% and 3% respectively.  Net earnings of $3.2 billion, or $0.31 per share, fell 9% and 6% respectively from the year-ago period.  Revenues were $35.7 billion for the quarter, down 1% from the year-ago period, driven by lower revenues in GE Capital due to planned asset reductions, and a negative FX impact of $132 million.

“Our third-quarter results were very strong in an improving global business environment,” said GE Chairman and CEO Jeff Immelt.  “Orders grew 19% with orders growth around the world.  Total segment profit grew 12%, Industrial margins grew 120 basis points in the quarter, and we are on track for planned margin expansion of 70 basis points for the year.  GE Capital continues to perform well, and we finished the quarter with a Tier 1 common ratio of 11.3%, up 116 basis points.

“Our Industrial strength was broad based, with six of seven businesses growing earnings.  As expected, our Power & Water business is strengthening in the second half of the year.  Our strategic initiatives are working: growth markets orders expanded 22%; service revenues grew 7%; and margins grew significantly, driven by a positive value gap and company-wide simplification efforts.  We have reduced Industrial structural costs by approximately $1 billion year-to-date, and will exceed our plan for the year.”

Orders for the quarter rose 19% to $25.7 billion.  GE’s backlog of equipment and services at the end of the quarter was its highest ever at $229 billion, up $6 billion from the second quarter.  Infrastructure order pricing was flat for the quarter.  The ratio of equipment orders received to sales billed (book-to-bill) was 1.2.

During the quarter, GE announced one of the largest power agreements in company history to supply Algeria’s Sonelgaz with power generation equipment and services for six new combined-cycle power plants, valued at $1.9 billion.  Also during the quarter, GE received an order of approximately $600 million to provide turbomachinery equipment to Russia’s Yamal liquefied natural gas project, an order from Air Asia for 528 LEAP aircraft engines produced by CFM International (a 50/50 joint venture between GE and Snecma), and a commitment from Lufthansa for the new GE9X engine for 34 Boeing 777-9X aircraft, valued at more than $2.5 billion at list price.

GE Capital continues to decrease the size of its portfolio, while focusing on its core businesses.  GE Capital earnings rose 13% on positive results from its Real Estate and Consumer businesses.  ENI (excluding cash and equivalents) was $385 billion at quarter-end.  Volume was up 6% for the quarter, with good returns.  General Electric Capital Corporation’s (GECC) Tier 1 common ratio rose 116 basis points to 11.3%, and net interest margin was strong at 5%.  During the quarter, GECC paid $2 billion in dividends to the parent.

Industrial cash from operating activities (CFOA), excluding NBCUniversal deal-related taxes and pension contributions, was $5.9 billion, up 5% from the year-ago period.  Year-to-date total CFOA of $7.8 billion was 27% lower due to NBCU deal-related taxes and the timing of GE Capital dividends.  GE ended the quarter with $87 billion of consolidated cash and cash equivalents, and is on track to generate $14 billion to $17 billion of CFOA this year.

GE continues to execute on its balanced, disciplined capital allocation plan.  GE has returned $13.9 billion to investors year-to-date through dividends and share buybacks.  During the quarter, GE closed its acquisition of Avio Aero, an Italy-based manufacturer of aviation propulsion components and systems for civil and military aircraft.  Also during the quarter, GE closed its acquisition of Lufkin Industries, a leading provider of artificial lift technologies for the oil and gas industry and a manufacturer of industrial gears.  GE also officially formed a global partnership with XD Electric Group to offer high voltage transmission and distribution solutions and provide customers in China with localized grid automation equipment and services.

Immelt concluded, “This quarter we delivered on our major strategic goals for investors.  We grew Industrial segment profits 11% with good margin expansion.  GE Capital is smaller and stronger; it is returning cash to the parent, while maintaining its profitability.  And with a record backlog of $229 billion, we are winning in the market and are well positioned for 2014.  Our overall framework for the year is unchanged.”

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Third-Quarter Highlights:

Third-quarter operating earnings were $3.7 billion, down 3% from third-quarter 2012 and operating EPS was $0.36, flat with the year-ago period.  GAAP earnings from continuing operations (attributable to GE) were $3.3 billion, or $0.32 per share, down 5% and 3% respectively from the third quarter of 2012.  Operating earnings include $0.02 per share of restructuring and other charges and $0.02 per share of Avio acquisition-related charges, with no offsetting industrial gains.

Including the effects of discontinued operations, third-quarter net earnings attributable to GE were $3.2 billion ($0.31 per share) in 2013 compared with $3.5 billion ($0.33 per share) in the third quarter of 2012.

Third-quarter revenues were down 1% at $35.7 billion.  Industrial sales of $25.3 billion rose 2% versus the third quarter of 2012.  GECC revenues of $10.7 billion fell 5% from last year.

Cash generated from GE operating activities year-to-date totaled $7.8 billion ($9.8 billion excluding NBCU deal-related taxes), compared to $10.7 billion last year.

The accompanying tables include information integral to assessing the Company’s financial position, operating performance and cash flow.

GE will discuss preliminary third-quarter results on a webcast at 8:30 a.m. ET today, available at www.ge.com/investor.  Related charts are now posted on our website for your review prior to the call.

*   *   *
About GE
GE (NYSE: GE) works on things that matter.  The best people and the best technologies taking on the toughest challenges.  Finding solutions in energy, health and home, transportation and finance.  Building, powering, moving and curing the world.  Not just imagining.  Doing.  GE works.  For more information, visit the Company's website at www.ge.com.

GE’s Investor Relations website at www.ge.com/investor and our corporate blog at www.gereports.com, as well as GE’s Facebook page and Twitter accounts including @GE_Reports, contain a significant amount of information about GE, including financial and other information for investors.  GE encourages investors to visit these websites from time to time, as information is updated and new information is posted.

Caution Concerning Forward-Looking Statements:

This document contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: current economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; potential market disruptions or other impacts arising in the United States or Europe from developments in sovereign debt situations; the impact of conditions in the financial and credit markets on the availability and cost of General Electric Capital Corporation’s (GECC) funding and on our ability to reduce GECC’s asset levels as planned; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; changes in Japanese consumer behavior that may affect our estimates of liability for excess interest refund claims (GE Money Japan); pending and future mortgage securitization claims and litigation in connection with WMC, which may affect our estimates of liability, including possible loss estimates; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at the planned level; GECC’s ability to pay dividends to GE at the planned level; our ability to convert pre-order commitments into orders; the level of demand and financial performance of the major industries we serve, including, without limitation, air and rail transportation, energy generation, real estate and healthcare; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of financial services regulation; our capital allocation plans, as such plans may change and affect planned share repurchases and strategic actions, including acquisitions, joint ventures and dispositions; our success in completing announced transactions and integrating acquired businesses; the impact of potential information technology or data security breaches; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements. This document may also contain non-GAAP financial information. Management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of our financial performance, identifying trends in our results and providing meaningful period-to-period comparisons. For a reconciliation of non-GAAP measures presented in this document, see the accompanying supplemental information posted to the investor relations section of our website at www.ge.com.

In this document, “GE” refers to the Industrial businesses of the Company including GECC on an equity basis.  “GE (ex. GECC)” and/or “Industrial” refer to GE excluding Financial Services.”

Investor Contact:
Trevor Schauenberg, 203.373.2424
trevor.a.schauenberg@ge.com

Media Contact:
Seth Martin, 203.572.3567
seth.martin@ge.com

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GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings
(unaudited)
							Financial
	Consolidated			GE(a)			Services (GECC)
Three Months Ended September 30	2013	2012	V%	2013	2012	V%	2013	2012	V%
Revenues and other income
Sales of goods and services	$25,152	$24,539	2%	$25,262	$24,749	2%	$33	$34	(3)%
Other income	363	787		271	818		–	–
GECC earnings from continuing operations	–	–		1,895	1,675		–	–
GECC revenues from services	10,210	10,928		–	–		10,637	11,240
Total revenues and other income	35,725	36,254	(1)%	27,428	27,242	1%	10,670	11,274	(5)%

Costs and expenses
Cost of sales, operating and administrative
expenses	28,162	27,380		23,493	23,024		4,988	4,781
Interest and other financial charges	2,462	2,972		338	294		2,241	2,798
Investment contracts, insurance losses and
insurance annuity benefits	672	756		–	–		714	798
Provision for losses on financing receivables	821	1,122		–	–		821	1,122
Total costs and expenses	32,117	32,230	-%	23,831	23,318	2%	8,764	9,499	(8)%

Earnings from continuing operations
before income taxes	3,608	4,024	(10)%	3,597	3,924	(8)%	1,906	1,775	7%
Benefit (provision) for income taxes	(345)	(557)		(344)	(477)		(1)	(80)
Earnings from continuing operations	3,263	3,467	(6)%	3,253	3,447	(6)%	1,905	1,695	12%
Earnings (loss) from discontinued
operations, net of taxes	(82)	41		(82)	41		(83)	(107)
Net earnings	3,181	3,508	(9)%	3,171	3,488	(9)%	1,822	1,588	15%
Less net earnings (loss) attributable to
noncontrolling interests	(10)	17		(20)	(3)		10	20
Net earnings attributable
to the Company	3,191	3,491	(9)%	3,191	3,491	(9)%	1,812	1,568	16%
Preferred stock dividends declared	–	–		–	–		–	–
Net earnings attributable to
GE common shareowners	$3,191	$3,491	(9)%	$3,191	$3,491	(9)%	$1,812	$1,568	16%

Amounts attributable to the Company:
Earnings from continuing operations	$3,273	$3,450	(5)%	$3,273	$3,450	(5)%	$1,895	$1,675	13%
Earnings (loss) from discontinued
operations, net of taxes	(82)	41		(82)	41		(83)	(107)
Net earnings attributable
to the Company	$3,191	$3,491	(9)%	$3,191	$3,491	(9)%	$1,812	$1,568	16%

Per-share amounts - earnings from
continuing operations
Diluted earnings per share	$0.32	$0.33	(3)%
Basic earnings per share	$0.32	$0.33	(3)%

Per-share amounts - net earnings
Diluted earnings per share	$0.31	$0.33	(6)%
Basic earnings per share	$0.31	$0.33	(6)%

Total average equivalent shares
Diluted shares	10,223	10,568	(3)%
Basic shares	10,151	10,523	(4)%

Dividends declared per common share	$0.19	$0.17	12%

Amounts attributable to the Company:
Earnings from continuing operations	$3,273	$3,450	(5)%
Adjustment (net of tax): Non-operating
pension costs/(income)	426	348
Operating earnings (non-GAAP measure)	$3,699	$3,798	(3)%

Operating earnings – diluted earnings
per share	$0.36	$0.36	-%

(a)	Refers to the Industrial businesses of the Company including GECC on an equity basis.

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental data are shown for “GE” and “GECC.” Transactions between GE and GECC have been eliminated from the “Consolidated” columns. See Note 1 to the 2012 consolidated financial statements at www.ge.com/ar2012 for further information about consolidation matters.

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GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings
(unaudited)
							Financial
	Consolidated			GE(a)			Services (GECC)
Nine Months Ended September 30	2013	2012	V%	2013	2012	V%	2013	2012	V%
Revenues and other income
Sales of goods and services	$71,841	$73,069	(2)%	$72,188	$73,574	(2)%	$90	$90	-%
Other income	2,082	1,737		1,893	1,827		–	–
GECC earnings from continuing operations	–	–		5,744	5,569		–	–
GECC revenues from services	31,935	32,925		–	–		33,095	33,878
Total revenues and other income	105,858	107,731	(2)%	79,825	80,970	(1)%	33,185	33,968	(2)%

Costs and expenses
Cost of sales, operating and administrative
expenses	81,335	81,182		67,506	68,310		14,794	13,993
Interest and other financial charges	7,700	9,521		988	960		7,046	8,962
Investment contracts, insurance losses and
insurance annuity benefits	2,022	2,155		–	–		2,131	2,271
Provision for losses on financing receivables	3,338	2,728		–	–		3,338	2,728
Total costs and expenses	94,395	95,586	(1)%	68,494	69,270	(1)%	27,309	27,954	(2)%

Earnings from continuing operations
before income taxes	11,463	12,145	(6)%	11,331	11,700	(3)%	5,876	6,014	(2)%
Benefit (provision) for income taxes	(1,159)	(1,718)		(1,065)	(1,319)		(94)	(399)
Earnings from continuing operations	10,304	10,427	(1)%	10,266	10,381	(1)%	5,782	5,615	3%
Earnings (loss) from discontinued
operations, net of taxes	(313)	(709)		(313)	(709)		(313)	(857)
Net earnings	9,991	9,718	3%	9,953	9,672	3%	5,469	4,758	15%
Less net earnings (loss) attributable to
noncontrolling interests	140	88		102	42		38	46
Net earnings attributable
to the Company	9,851	9,630	2%	9,851	9,630	2%	5,431	4,712	15%
Preferred stock dividends declared	–	–		–	–		(135)	–
Net earnings attributable to
GE common shareowners	$9,851	$9,630	2%	$9,851	$9,630	2%	$5,296	$4,712	12%

Amounts attributable to the Company:
Earnings from continuing operations	$10,164	$10,339	(2)%	$10,164	$10,339	(2)%	$5,744	$5,569	3%
Earnings (loss) from discontinued
operations, net of taxes	(313)	(709)		(313)	(709)		(313)	(857)
Net earnings attributable
to the Company	$9,851	$9,630	2%	$9,851	$9,630	2%	$5,431	$4,712	15%

Per-share amounts - earnings from
continuing operations
Diluted earnings per share	$0.98	$0.98	-%
Basic earnings per share	$0.99	$0.98	1%

Per-share amounts - net earnings
Diluted earnings per share	$0.95	$0.91	4%
Basic earnings per share	$0.96	$0.91	5%

Total average equivalent shares
Diluted shares	10,328	10,590	(2)%
Basic shares	10,262	10,552	(3)%

Dividends declared per common share	$0.57	$0.51	12%

Amounts attributable to the Company:
Earnings from continuing operations	$10,164	$10,339	(2)%
Adjustment (net of tax): Non-operating
pension costs/(income)	1,279	1,036
Operating earnings (non-GAAP measure)	$11,443	$11,375	1%

Operating earnings – diluted earnings
per share	$1.11	$1.07	4%

(a)	Refers to the Industrial businesses of the Company including GECC on an equity basis.

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental data are shown for “GE” and “GECC.” Transactions between GE and GECC have been eliminated from the “Consolidated” columns. See Note 1 to the 2012 consolidated financial statements at www.ge.com/ar2012 for further information about consolidation matters.

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GENERAL ELECTRIC COMPANY
Summary of Operating Segments
(unaudited)

	Three months ended September 30			Nine months ended September 30
(Dollars in millions)	2013	2012	V%	2013	2012	V%

Revenues(a)
Power & Water	$6,498	$7,196	(10)%	$17,038	$20,647	(17)%
Oil & Gas	4,315	3,645	18%	11,669	10,693	9%
Energy Management	1,828	1,879	(3)%	5,557	5,478	1%
Aviation	5,364	4,781	12%	15,741	14,527	8%
Healthcare	4,304	4,307	-%	13,083	13,107	-%
Transportation	1,406	1,409	-%	4,425	4,244	4%
Home & Business Solutions	2,098	1,955	7%	6,142	5,899	4%
Total industrial segment revenues	25,813	25,172	3%	73,655	74,595	(1)%
GE Capital	10,670	11,274	(5)%	33,185	33,968	(2)%
Total segment revenues	36,483	36,446	-%	106,840	108,563	(2)%
Corporate items and eliminations(a)	(758)	(192)	U	(982)	(832)	(18)%
Consolidated revenues and other income from
continuing operations	$35,725	$36,254	(1)%	$105,858	$107,731	(2)%

Segment profit(a)
Power & Water	$1,289	$1,184	9%	$3,095	$3,675	(16)%
Oil & Gas	519	469	11%	1,376	1,275	8%
Energy Management	18	42	(57)%	64	67	(4)%
Aviation	1,091	924	18%	3,094	2,708	14%
Healthcare	665	620	7%	1,986	1,899	5%
Transportation	306	265	15%	886	779	14%
Home & Business Solutions	77	60	28%	239	196	22%
Total industrial segment profit	3,965	3,564	11%	10,740	10,599	1%
GE Capital	1,895	1,675	13%	5,744	5,569	3%
Total segment profit	5,860	5,239	12%	16,484	16,168	2%

Corporate items and eliminations(a)	(1,904)	(1,018)	(87)%	(4,266)	(3,550)	(20)%
GE interest and other financial charges	(338)	(294)	(15)%	(988)	(960)	(3)%
GE provision for income taxes	(345)	(477)	28%	(1,066)	(1,319)	19%

Earnings from continuing operations
attributable to the Company	3,273	3,450	(5)%	10,164	10,339	(2)%

Earnings (loss) from discontinued operations,
net of taxes, attributable to the Company	(82)	41	U	(313)	(709)	56%

Consolidated net earnings attributable
to the Company	$3,191	$3,491	(9)%	$9,851	$9,630	2%

(a)
Segment revenues includes both revenues and other income related to the segment. Segment profit excludes results reported as discontinued operations, earnings attributable to noncontrolling interests of consolidated subsidiaries, GECC preferred stock dividends declared and accounting changes. Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment’s management is measured – excluded in determining segment profit, which we sometimes refer to as “operating profit,” for Power & Water, Oil & Gas, Energy Management, Aviation, Healthcare, Transportation and Home & Business Solutions; included in determining segment profit, which we sometimes refer to as “net earnings,” for GE Capital. Certain corporate costs, such as shared services, employee benefits and information technology are allocated to our segments based on usage. A portion of the remaining corporate costs are allocated based on each segment’s relative net cost of operations.

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GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)
Additional Information

	Three months ended September 30			Nine months ended September 30
(Dollars in millions)	2013	2012	V%	2013	2012	V%

GE Capital

Revenues	$10,670	$11,274	(5)%	$33,185	$33,968	(2)%

Segment profit	$1,895	$1,675	13%	$5,744	$5,569	3%

Revenues
Commercial Lending and Leasing (CLL)	$3,677	$4,028	(9)%	$11,091	$12,406	(11)%
Consumer	3,747	3,911	(4)%	11,353	11,600	(2)%
Real Estate	689	948	(27)%	3,218	2,660	21%
Energy Financial Services	438	401	9%	1,084	1,086	-%
GE Capital Aviation Services (GECAS)	1,312	1,249	5%	3,973	3,897	2%

Segment profit
CLL	$479	$563	(15)%	$1,702	$1,855	(8)%
Consumer	889	749	19%	2,240	2,485	(10)%
Real Estate	464	217	F	1,589	494	F
Energy Financial Services	150	132	14%	293	325	(10)%
GECAS	173	251	(31)%	825	877	(6)%

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GENERAL ELECTRIC COMPANY
Condensed Statement of Financial Position
(unaudited)
					Financial
	Consolidated		GE(a)		Services (GECC)
(Dollars in billions)	9/30/13	12/31/12	9/30/13	12/31/12	9/30/13	12/31/12

Assets
Cash & marketable securities	$130.4	$125.9	$10.3	$15.6	$120.1	$110.4
Receivables	20.6	19.9	10.7	9.3	–	–
Inventories	17.9	15.4	17.9	15.3	0.1	0.1
Financing receivables - net	243.8	258.0	–	–	254.2	269.0
Property, plant & equipment - net	68.7	69.0	17.0	16.0	51.7	53.0
Investment in GECC	–	–	79.2	77.9	–	–
Goodwill & intangible assets	92.3	85.2	64.4	56.8	27.9	28.3
Other assets	85.8	109.5	32.7	45.5	59.2	70.1
Assets of businesses held for sale	0.2	0.2	0.1	–	0.1	0.2
Assets of discontinued operations	1.7	2.3	–	–	1.7	2.3

Total assets	$661.4	$685.4	$232.3	$236.4	$515.0	$533.4

Liabilities and equity
Borrowings and bank deposits	$388.1	$414.1	$12.6	$17.5	$376.1	$397.3
Investment contracts, insurance liabilities
and insurance annuity benefits	26.7	28.3	–	–	27.2	28.7
Other liabilities	115.1	111.9	96.0	95.0	24.8	22.2
Liabilities of businesses held for sale	–	0.2	–	–	–	0.2
Liabilities of discontinued operations	2.4	2.5	0.1	0.1	2.3	2.4
GE shareowners' equity	122.7	123.0	122.7	123.0	84.1	81.9
Noncontrolling interests	6.4	5.4	0.9	0.8	0.5	0.7

Total liabilities and equity	$661.4	$685.4	$232.3	$236.4	$515.0	$533.4

(a)	Refers to the Industrial businesses of the Company including GECC on an equity basis.

Supplemental consolidating data are shown for "GE" and "GECC." Transactions between GE and GECC have been eliminated from the "Consolidated" columns. See Note 1 to the 2012 consolidated financial statements at www.ge.com/ar2012 for further information about consolidation matters.

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Other GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. We have referred to operating earnings, operating earnings per share (EPS), operating EPS excluding restructuring and other charges, GE Capital ending net investment (ENI) excluding cash and equivalents, cash generated from GE Industrial operating activities (Industrial CFOA), Industrial CFOA excluding certain items, GE CFOA excluding NBCU deal-related taxes and Industrial CFOA excluding NBCU deal-related taxes. The reconciliations of these measures to the most comparable GAAP measures follow.

Operating Earnings and Operating Earnings Per Share

(Dollars in millions; except earnings per share)	Three Months Ended September 30
	2013	2012	V%

Earnings from continuing operations attributable to GE	$3,273	$3,450	(5)%
Adjustment (net of tax): non-operating pension costs/(income)	426	348
Operating earnings	$3,699	$3,798	(3)%

Earnings per share – diluted(a)
Continuing earnings per share	$0.32	$0.33	(3)%
Adjustment (net of tax): non-operating pension costs/(income)	0.04	0.03
Operating earnings per share	$0.36	$0.36	-%

Adjustment (net of taxes): Avio acquisition-related charges	$0.02
Adjustment (net of taxes): restructuring and other charges	0.02
Operating EPS excluding restructuring and other charges	$0.40

	Nine Months Ended September 30
(Dollars in millions; except earnings per share)	2013	2012	V%

Earnings from continuing operations attributable to GE	$10,164	$10,339	(2)%
Adjustment (net of tax): non-operating pension costs/(income)	1,279	1,036
Operating earnings	$11,443	$11,375	1%

Earnings per share – diluted(a)
Continuing earnings per share	$0.98	$0.98	-%
Adjustment (net of tax): non-operating pension costs/(income)	0.12	0.10
Operating earnings per share	$1.11	$1.07	4%

(a)	Earnings-per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.

(8)

Operating earnings excludes non-service related pension costs of our principal pension plans comprising interest cost, expected return on plan assets and amortization of actuarial gains/losses. The service cost and prior service cost components of our principal pension plans are included in operating earnings. We believe that these components of pension cost better reflect the ongoing service-related costs of providing pension benefits to our employees. As such, we believe that our measure of operating earnings provides management and investors with a useful measure of the operational results of our business. Other components of GAAP pension cost are mainly driven by market performance, and we manage these separately from the operational performance of our businesses. Neither GAAP nor operating pension costs are necessarily indicative of the current or future cash flow requirements related to our pension plan. We also believe that investors may find it useful to compare our operating earnings excluding the effects of restructuring and other charges and Avio acquisition-related charges. We also believe that this measure, considered along with the corresponding GAAP measure, provides management and investors with additional information for comparison of our operating results to the operating results of other companies.

GE Capital Ending Net Investment (ENI), Excluding Cash and Equivalents

September 30,
(In billions)	2013

Financial Services (GECC) total assets	$515.0
Adjustment: deferred income taxes	5.7
GECC total assets	520.7
Less assets of discontinued operations	(1.7)
Less non-interest bearing liabilities	(58.1)
GE Capital ENI	460.9
Less cash and equivalents	(76.3)
GE Capital ENI, excluding cash and equivalents	$384.6

We use ENI to measure the size of our GE Capital segment. We believe that this measure is a useful indicator of the capital (debt or equity) required to fund a business as it adjusts for non-interest bearing current liabilities generated in the normal course of business that do not require a capital outlay. We also believe that by excluding cash and equivalents, we provide a meaningful measure of assets requiring capital to fund our GE Capital segment as a substantial amount of this cash resulted from debt issuances to pre-fund future debt maturities and will not be used to fund additional assets. Providing this measure will help investors measure how we are performing against our previously communicated goal to reduce the size of our financial services segment.

Industrial CFOA, GE and Industrial CFOA excluding NBCU Deal-Related Taxes and Pension Contributions

	Nine Months Ended September 30
(Dollars in millions)	2013	2012	V%

Cash from GE's operating activities (continuing operations) as reported	$7,828	$10,652	(27)%
Less dividends from GECC	3,947	5,446
Cash from GE's operating activities (continuing operations) excluding
dividends from GECC (Industrial CFOA)	3,881	5,206	(25)%
Adjustment: effects of NBCU deal-related taxes	2,016	–
Adjustment: effect of pension contributions	–	433
Industrial CFOA excluding NBCU deal-related taxes and pension contributions	$5,897	$5,639	5%

Cash from GE's operating activities (continuing operations) as reported	$7,828
Adjustment: effect of NBCU deal-related taxes	2,016
GE CFOA excluding the effect of NBCU deal-related taxes	$9,844

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We define “Industrial CFOA” as GE’s cash from operating activities (continuing operations) less the amount of dividends received by GE from GECC. This includes the effects of intercompany transactions, including GE customer receivables sold to GECC; GECC services for trade receivables management and material procurement; buildings and equipment (including automobiles) leased by GE from GECC; information technology (IT) and other services sold to GECC by GE; aircraft engines manufactured by GE that are installed on aircraft purchased by GECC from third-party producers for lease to others; and various investments, loans and allocations of GE corporate overhead costs. We believe that investors may find it useful to compare GE’s operating cash flows without the effect of GECC dividends, since these dividends are not representative of the operating cash flows of our industrial businesses and can vary from period to period based upon the results of the financial services businesses. We also believe that investors may find it useful to compare Industrial CFOA excluding the effects of taxes paid related to the NBCU transaction and 2012 pension contributions. Management recognizes that these measures may not be comparable to cash flow results of companies which contain both industrial and financial services businesses, but believes that this comparison is aided by the provision of additional information about the amounts of dividends paid by our financial services business and the separate presentation in our financial statements of the GECC cash flows. We believe that our measures of Industrial CFOA and Industrial CFOA excluding certain items provides management and investors with useful measures to compare the capacity of our industrial operations to generate operating cash flow with the operating cash flow of other non-financial businesses and companies and as such provides useful measures to supplement the reported GAAP CFOA measure.

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